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                                                                    EXHIBIT 10.6

                    SCHLUMBERGER ASSOCIATE PROGRAM AGREEMENT

                  This Associate Program Agreement including the exhibits and addendum attached hereto ("the Agreement") is made this 16th day of June, 1997, between the Smart Cards and Systems Division of Schlumberger Technologies, Inc. ("SCHLUMBERGER"), with offices in Moorestown, New Jersey, and The Pathways Group, Inc., with offices located in Woodinville, Washington, together with all subsidiary and affiliated companies which it now or hereafter controls (hereinafter designated "ASSOCIATE").

                  WHEREAS, SCHLUMBERGER is engaged in the business of designing, manufacturing, selling and licensing certain Products as defined below;

                  WHEREAS, ASSOCIATE is engaged in the business of designing, developing, selling/licensing and supporting Systems which use Products;

                  WHEREAS, SCHLUMBERGER and ASSOCIATE desire a mutually beneficial relationship for the sale and/or licensing of Systems and Products to Customers in the Market as defined below.

                  In consideration of the foregoing and the mutual promises of the parties made herein, SCHLUMBERGER and ASSOCIATE agree as follows:

1        DEFINITIONS

         The following terms will have the meanings set forth herein:

         1.1 "Systems" means computer software programs and hardware designed, developed, licensed, supported or otherwise provided to Customers by ASSOCIATE which use Products and/or Licensed Programs.

         1.2 "Products" means the SCHLUMBERGER products listed or described on Exhibit A attached hereto and which may contain or utilize Licensed Programs.

         1.3 "Licensed Programs" means computer software or firmware developed by or licensed to SCHLUMBERGER for use with Products.

         1.4 "Customers" means the entities listed on Exhibit B attached hereto to which ASSOCIATE provides Systems that use Products or Licensed Programs. SCHLUMBERGER will notify ASSOCIATE in the event Customers contact SCHLUMBERGER directly for the purpose of purchasing Products or Licensed Programs.



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         1.5      "Market" means the industry segment(s), application type(s)
                  and/or geographical area described on Exhibit B, attached hereto.

         1.6 "Strategic Associate", "Preferred Associate" and "Business Associate" are the three Associate classifications contained in the Associate Program. Each classification is expected to purchase or cause the purchase of Products from SCHLUMBERGER annually and/or holds a position in the Market or within the smart card industry at large as described on Exhibit F attached hereto.

         1.7 "Confidential Information" means the valuable confidential and proprietary information of SCHLUMBERGER or ASSOCIATE.

         1.8 "Disclosing Party" is used to identify SCHLUMBERGER or ASSOCIATE when either provides Confidential Information to the other.

         1.9 "Receiving Party" is used to identify either SCHLUMBERGER or ASSOCIATE when either receives Confidential Information from the other.

2        REPRESENTATIONS AND AGREEMENTS

         2.1 ASSOCIATE's beginning classification is Preferred Associate which will be reevaluated at least once each year by SCHLUMBERGER and modified if deemed appropriate at the sole discretion of SCHLUMBERGER.

         2.2 ASSOCIATE represents that it has the personnel, knowledge, and needed to develop smart card applications for the Market, including but not limited to integrating Products into Systems, and/or selling, distributing and supporting Products and Systems.

         2.3 During the term of this Agreement, in consideration of SCHLUMBERGER's sale/license of Products at discounted prices and at its sole expense, ASSOCIATE will:

                  2.3.1 Use reasonable efforts to promote, advertise, market and solicit the sales/licenses of Products which are appropriate to the Market;

                  2.3.2 Use reasonable efforts to sell/sublicense Products to Customers and provide appropriate levels of support;

                  2.3.3 Select and cause its appropriate employees to attend and participate in one or more of the training sessions which are offered from time to time by SCHLUMBERGER. Training sessions are for the purpose of instructing ASSOCIATE's employees in the


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                           technical data and operation of Products plus
                           information important to the marketing and sale of Products. ASSOCIATE will pay all transportation, lodging, meals and other similar miscellaneous expenses of its employees who attend training sessions, at no cost or expense to Schlumberger. Schlumberger will provide ASSOCIATE with advanced notification including a brief description of the subject(s) covered and the time and location of training sessions. SCHLUMBERGER will pay all expenses for instructors, materials and equipment needed for the training sessions at SCHLUMBERGER's facility.

                           2.3.3.1 SCHLUMBERGER will provide Associates with training coupons which can be used to enroll its employees in SCHLUMBERGER's training sessions free of charge. A fee of $850 will be charged for each additional attendee.

                           2.3.3.2 Strategic Associates will receive seven (7) training coupons annually, Preferred Associates receive five (5) annually and Business Associates receive three (3) annually.

                  2.3.4 Provide an up-to-date forecast to SCHLUMBERGER on Products which it expects to purchase or sublicense from SCHLUMBERGER during the subsequent 12-month period of time. Reports will be provided to SCHLUMBERGER during the first full week of January, April, July and October each year during the term of this Agreement. Data provided by ASSOCIATE to meet this requirement will be considered Confidential Information by SCHLUMBERGER;

                  2.3.5 Meet all mutually agreed upon sales goals in the Market;

                  2.3.6 Comply with all rules, regulations and laws applicable to ASSOCIATE and its performance under this Agreement;

                  2.3.7 Use reasonable efforts necessary to comply with the terms of this Agreement.

         2.4      During the term of this Agreement, SCHLUMBERGER will:

                  2.4.1 Provide ASSOCIATE with training sessions from time to time on Products designed and intended to help ASSOCIATE sell Products to Customers and to develop or use Products in Systems;

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                  2.4.2    Provide ASSOCIATE with advanced notification on
                           selected new product releases planned by SCHLUMBERGER in the Market;

                  2.4.3   Provide ASSOCIATE with appropriate levels of sales and
                           marketing support;

                  2.4.4 Provide Products to ASSOCIATE under the discounting policy defined in Exhibit C;

                  2.4.5 Grant ASSOCIATE the right to use SCHLUMBERGER Trademarks as defined herein and subject to the provisions of Section 4, below;

                  2.4.6 Use reasonable efforts necessary to meet the terms of this Agreement.

         2.5      This Agreement is non-exclusive, however:

                  2.5.1 ASSOCIATE will sell and/or license Products to its Customers on an exclusive basis in each case where Products meet the specifications, price, time and delivery requirements of ASSOCIATE and Customer;

                  2.5.2 SCHLUMBERGER will refer, without prejudice, potential Customers to ASSOCIATES in good standing serving their Market.

         2.6 ASSOCIATE and SCHLUMBERGER will meet at least once annually during the term of this Agreement to review and modify the exhibits attached hereto.

3        SALES OF PRODUCTS

         Two types of sales are covered by this Agreement: Sales of Products to ASSOCIATE for Resale to Customers (VAR or Value Added Reseller Sales) and Sales of Products Directly to Customer (Direct Sales) on behalf of ASSOCIATE.

         3.1      VAR SALES

                  3.1.1 In a VAR sales transaction (i) Associate purchases Products at a discounted price from SCHLUMBERGER according to the terms and conditions contained herein and resells them to Customers (ii) Associate's full and total compensation from SCHLUMBERGER is contained in the discounted price (iii) Associate assumes liability for any Customer receivable and is financially responsible to SCHLUMBERGER regardless of Customer's payment status.


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                  3.1.2    The sale of Products to ASSOCIATE for subsequent
                           resale to Customers will be made according to the terms and conditions contained in this Agreement and will take precedence over any other terms and conditions which may appear on ASSOCIATE's purchase order or any other document unless previously accepted in writing by SCHLUMBERGER. Purchase orders that were submitted to and accepted by SCHLUMBERGER prior to this Agreement are excepted.

                  3.1.3 ASSOCIATE will submit purchase orders for the purchase of Products to SCHLUMBERGER and SCHLUMBERGER will not to unreasonably withhold it's acceptance of said purchase orders.

                  3.1.4 SCHLUMBERGER will invoice ASSOCIATE for Products when they ship provided that ASSOCIATE's creditworthiness was established by SCHLUMBERGER in advance. If not so established, payment will be made prior to shipment or COD as determined by SCHLUMBERGER at the time ASSOCIATE's purchase order is accepted.

                  3.1.5 Unless otherwise agreed to in advance, all ASSOCIATE invoices are due and payable within thirty (30) days from the date of invoice. For any amounts that are unpaid after the due date, SCHLUMBERGER may without prejudice to any other rights, either suspend delivery to ASSOCIATE, ship Products on future purchase orders COD, or terminate the contract, and/or charge ASSOCIATE a finance charge of 1.5% per month on the unpaid balance.

                  3.1.6 No payment due to SCHLUMBERGER will in any circumstances be offset against any sum owed by SCHLUMBERGER to ASSOCIATE whether in respect of the present transaction or otherwise. No discount for early payment is authorized. In the event any proceeding is brought by or against ASSOCIATE under any bankruptcy or insolvency laws, SCHLUMBERGER will be entitled to cancel any purchase order then outstanding and will receive reimbursement for reasonable cancellation charges.

                  3.1.7 All prices are inclusive of United States of America import duty (including brokerage fees) but exclusive of any present or future sales, revenue, or excise taxes, or other tax applicable to the Products or services covered by ASSOCIATE's purchase order or the manufacture or sale thereof. Such taxes, when applicable, will be added to the invoice and will be paid by ASSOCIATE unless ASSOCIATE provides SCHLUMBERGER with the proper tax exemption certificates.


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                  3.1.8    Unless different terms are agreed to in writing by
                           SCHLUMBERGER all deliveries of Products to ASSOCIATE, or to a location specified by ASSOCIATE, will be made FOB SCHLUMBERGER's designated shipping point, with freight prepaid. Freight charges will be invoiced to ASSOCIATE.

                  3.1.9 Risk of loss will pass to ASSOCIATE at the point of shipment. SCHLUMBERGER's liability for shipment and delivery of goods ceases upon delivery of products in good condition to shipping company or common carrier designated by ASSOCIATE or ASSOCIATE's representative or employee. Goods placed in segregated inventory at the request of ASSOCIATE will be deemed to have been shipped and invoiced to ASSOCIATE at the time such goods are placed into segregated inventory and ASSOCIATE will be responsible for any loss thereto, except for losses resulting from SCHLUMBERGER's gross negligence.

                  3.1.10 All stipulated delivery or shipment dates are estimates only. SCHLUMBERGER reserves the right to make deliveries of products in installments and any delay in delivery of any installment of any one or more products will not relieve ASSOCIATE of its obligation to accept and pay for the remaining deliveries and does not represent a default by SCHLUMBERGER under this agreement.

                  3.1.11 Card quantities specified in purchase orders for custom-manufactured cards are for uninterrupted production and one shipment to one destination, unless otherwise specified and agreed to in writing. Quantity variations of plus or minus 10% will constitute an acceptable delivery for custom-manufactured cards and the excess or deficiency will be billed proportionally.

                  3.1.12 If materials are furnished by ASSOCIATE to be incorporated into manufactured products, a supply of such materials including 10% in excess of the quantity required to complete the ASSOCIATE's purchase order will be furnished FOB to a location designated by SCHLUMBERGER. SCHLUMBERGER accepts no liability for storage of ASSOCIATE-supplied materials.

                  3.1.13 ASSOCIATE will inspect and accept or reject goods within ten (10) days from receipt or thirty (30) days from shipment thereof, whichever is earlier. If ASSOCIATE fails to notify SCHLUMBERGER in writing of its rejection and the reason therefor within such time period the ASSOCIATE will be deemed to have


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                           accepted such shipment and waived any right to later
                           reject the goods.

                  3.1.14 ASSOCIATE's purchase orders may not be canceled, suspended, changed or returned without written consent of SCHLUMBERGER. Except for custom-manufactured cards, Products that have not been unpacked will be accepted for return with a 15% handling charge, if SCHLUMBERGER is notified in writing within 10 days after receipt of shipment by ASSOCIATE. Custom-manufactured cards cannot be returned.

                  3.1.15 If ASSOCIATE requests changes to the design, specification, or quantity of Products after a purchase order is accepted by SCHLUMBERGER and if such changes are accepted by SCHLUMBERGER then SCHLUMBERGER will prepare a revised quotation. If the revisions are accepted by ASSOCIATE, the purchase order will, if required, be amended accordingly.

                  3.1.16 Prices for custom-manufactured cards are based on electronic delivery of artwork from ASSOCIATE.

                  3.1.17 All four-color process designs require press proofs and ASSOCIATE approval before starting a production run. Press proofs for other processes are not required and will not be submitted unless requested. Charges for proofs are not included in quoted prices unless specified and will be invoiced separately.

                  3.1.18 Colors will be matched within reasonable commercial variations.

                  3.1.19 Regardless of any disclosure by ASSOCIATE to SCHLUMBERGER of the contemplated ultimate destination of the Products, ASSOCIATE will not export, directly or indirectly, any product acquired hereunder (or the "direct product" of any Licensed Programs) without first obtaining an export license from the U.S. Department of Commerce or other agency of the U.S. Government, as required.

                  3.1.20 The prices offered to ASSOCIATE under this Agreement are based on ASSOCIATE's representation that it will develop or has developed applications for the Market, will or has integrated appropriate Products into Systems, and/or will sell, distribute and support Products in the Market.

                  3.1.21 ASSOCIATE's failure to pay in a timely manner for Products shipped to it will constitute a breach of this Agreement.


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                  3.1.22   With thirty (30) days advanced notification,
                           SCHLUMBERGER has the right from time to time to change the price, terms and conditions upon which ASSOCIATE may purchase Products.

                           3.1.22.1 Prior to the effective date of a price
                                    increase, ASSOCIATE can submit purchase
                                    orders for Products at the price in effect before the increase if the requested delivery date is within ninety (90) days from the effective date of the price increase and SCHLUMBERGER card manufacturing capacity can accommodate said delivery.

                           3.1.22.2 Products shipped under purchase orders
                                    submitted by ASSOCIATE and accepted by
                                    SCHLUMBERGER prior to the notification date of a price increase will be shipped and invoiced at the price that was in effect when the purchase order was accepted, providing shipment occurs within ninety (90) days from the effective date of the price increase otherwise price will be revised to new price.

                           3.1.22.3 Products shipped under purchase orders
                                    submitted by ASSOCIATE and accepted by
                                    SCHLUMBERGER prior to the effective date of a price decrease will be shipped and invoiced at the price in effect at the time of shipment.

                           3.1.22.4 Purchase orders submitted by ASSOCIATE and
                                    accepted by SCHLUMBERGER prior to the
                                    effective date of changes to the terms and conditions will be shipped under the terms and conditions in effect when the purchase orders were accepted.

                  3.1.23 SCHLUMBERGER, at its sole discretion, has the right to discontinue the manufacture and/or sale of Products covered by this Agreement with at least ninety (90) days advanced written notification to ASSOCIATE.

                  3.1.24 SCHLUMBERGER has the right to modify or change Products and to add new products at any time.


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                  3.1.25   DIRECT SALES

                  3.1.26 In a Direct Sales transaction (i) ASSOCIATE obtains Customer's purchase order for Products and forwards it to SCHLUMBERGER according to the terms and conditions contained herein (ii) Associate's full and total compensation from SCHLUMBERGER is a commission based on the net sales amount after payment is received from Customer (iii) SCHLUMBERGER assumes liability for any Customer receivable.

                  3.1.27 The sale of Products directly to Customers will be made according to the terms and conditions contained in this Agreement and will take precedence over any terms and conditions which may appear on Customer's purchase order or any other document unless previously accepted in writing by SCHLUMBERGER. Purchase orders that were submitted to and accepted by SCHLUMBERGER prior to this Agreement are excepted.

                  3.1.28 All purchase orders obtained by ASSOCIATE will be promptly forwarded to a designated SCHLUMBERGER sales office and will be subject to acceptance by SCHLUMBERGER at designated factory or home offices upon such terms, warranties, and conditions as will be acceptable to SCHLUMBERGER in its sole discretion. Without limiting the foregoing, ASSOCIATE will extend no warranties or guarantees, orally or in writing, respecting the performance, design, quality, merchantability, or fitness for purpose of Products, except such warranties or guarantees as have received prior written approval by SCHLUMBERGER, and ASSOCIATE will not promote, advertise, or offer Products upon any terms, conditions, or prices except as have received prior written approval by SCHLUMBERGER. SCHLUMBERGER will have the right at any time and from time to time, without notice, to change the terms, conditions, and prices on which orders will be accepted.

                  3.1.29 Prices quoted for Products will be in accordance with the price lists established from time to time by SCHLUMBERGER and furnished to ASSOCIATE

                  3.1.30 ASSOCIATE will be entitled to receive sales commissions ("Commissions") based on the cumulative Net Sales of SCHLUMBERGER Products sold to Customers during the term of this Agreement in accordance with the provisions contained herein.


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                  3.1.31   The Commissions payable to ASSOCIATE hereunder will
                           be calculated in accordance with the schedule set forth in Exhibit G attached hereto, which schedule may be changed at any time and from time to time by SCHLUMBERGER upon thirty (30) days written notice of such change to ASSOCIATE.

                  3.1.32 The term Net Sales as used herein will mean an amount equal to the product obtained by multiplying the unit price of each Product as shown on the customer invoice by the number of such Products actually shipped as determined from the shipping invoices, less allowances for trade discounts, returns and allowances, and charges for packaging, crating, customs fees and duties, transportation, and handling. The determination of Net Sales to any Customer by SCHLUMBERGER will be conclusive.

                  3.1.33 Net Sales will be credited to ASSOCIATE's account only after Products have been shipped and invoiced and such invoice has been paid by the Customer. SCHLUMBERGER will have the exclusive right to determine whether a purchase order or sales contract will be accepted and, if so, the date on which Products will be shipped to a Customer.

                  3.1.34 SCHLUMBERGER will have the right to debit ASSOCIATE's account with all or any portion of the amount of any Commissions paid or credited to ASSOCIATE which is allocable to refunds or allowances given to the Customer with respect to Products for any reason. SCHLUMBERGER will have the exclusive right to determine if and when the account of any Customer is to be placed with a third party for collection.

                  3.1.35 All Commissions due and payable to ASSOCIATE hereunder will be paid on or before the 25th day of the month following the month in which payment is received by SCHLUMBERGER for shipments previously invoiced. At the time an original invoice is mailed to a Customer, SCHLUMBERGER will provide ASSOCIATE with a copy thereof.

                  3.1.36 Payment of all ASSOCIATE's costs and expenses will be the sole responsibility of ASSOCIATE.


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4        CONFIDENTIALITY

         4.1 Both SCHLUMBERGER and ASSOCIATE acknowledge that during the term of this Agreement, each party may become privy to the Confidential Information of the other party, whether disclosed in writing or obtained from the other party in any other manner, which may include but not be limited to inventions, proprietary developments, trade secrets, price lists, cost data, marketing information, Customer data, and manufacturing techniques. Each party acknowledges that all Confidential Information is and will be the sole, exclusive and valuable property of the Disclosing Party, and that any use of any of the Confidential Information by the Receiving Party will be solely in connection with the performances of its obligations under this Agreement. The covenants of this Section will survive any cancellation or termination of this Agreement as provided herein.

         4.2 Receiving Party will maintain in confidence Disclosing Party's Confidential Information for three (3) years from the date of disclosure, provided that (a) when the Confidential Information is disclosed in written form it is clearly marked with Disclosing Party's name and the words "confidential" or "proprietary", or substantially equivalent words; or (b), if the Confidential Information is disclosed orally or visually it is summarized in writing or corporeal form and is clearly marked with Disclosing Party's name and the words "confidential" or "proprietary", or substantially equivalent words, and delivered to Receiving Party within thirty (30) days following each such disclosure.

         4.3 For the period of time described in Subsection 4.2, the Receiving Party will make no use of the Confidential Information except as expressly permitted herein. The Receiving Party will not make Confidential Information available to third parties without the Disclosing Party's prior written consent. Receiving Party may disclose the Confidential Information only to its employees on a need-to-know basis, and will maintain adequate internal procedures to protect the Confidential Information from unauthorized disclosure and use. Receiving Party will notify its employees who use the Confidential Information of the related obligations created by this Agreement and will use the same degree of care to avoid unauthorized disclosure as it employs with its own confidential and/or proprietary information of like nature, but with no less than a reasonable standard of care.

         4.4 Disclosing Party makes no warranties either expressed or implied as to the accuracy or fitness for a particular purpose of the Confidential Information and will have no liability for any damages whatsoever that may result from its use.


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         4.5      Receiving Party will have no obligation for Confidential
                  Information that (a) is known to the Receiving Party prior to the time of disclosure; (b) is independently developed by Receiving Party without breaching this Agreement; (c) is lawfully obtained from a third party without restriction on use or disclosure; (d) is or becomes part of the public domain through no fault of Receiving Party; (e) is released by the Disclosing Party in writing; or (f) is disclosed pursuant to any judicial or governmental requirement or order, provided that Receiving Party takes reasonable steps to give the Disclosing Party sufficient prior notice in order to contest such requirement or order.

         4.6 Receiving Party will not be liable for (a) inadvertent disclosure or use of Confidential Information provided that it uses at least the same degree of care in safeguarding the proprietary information as it uses for its own proprietary information of like importance, and upon discovery of the inadvertent disclosure or use of the Confidential Information, it will endeavor to prevent any further inadvertent disclosure or use; and (b) unauthorized disclosure or use of Confidential Information by persons who are or who have been in its employ, unless it fails to safeguard it with at least the same degree of care as it uses for its own proprietary information of like importance.

         4.7 Title to all tangible forms of the Confidential Information and any copies thereof will be and remain with the Disclosing Party. All Confidential Information and copies thereof will be promptly returned to the Disclosing Party by the Receiving Party upon written request, or destroyed at the Disclosing Party's option.

         4.8 The Receiving Party will not remove any proprietary copyright, semiconductor chip protection, trade secret or other legend ("Proprietary Rights Legend") from any form of the Confidential Information. The Receiving Party, when reasonably possible and at the Disclosing Party's written request and expense, will add to the Confidential Information any Proprietary Rights Legend that Disclosing Party deems necessary to protect its intellectual property rights.

         4.9 Nothing contained in this Agreement will be construed as granting or conferring by implication or otherwise, any rights by license or otherwise, to any invention, discovery or improvement made, conceived, or acquired prior to or after the date of this Agreement.


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5        TRADEMARKS

         5.1 As used herein, the term "Trademarks" will mean and include all trademarks, trade names, logos, and symbols respectively owned, controlled, or adopted by SCHLUMBERGER or its Affiliates, or ASSOCIATE or its Affiliates.

         5.2 ASSOCIATE hereby grants to SCHLUMBERGER a limited license to use the ASSOCIATE's Trademarks listed in Exhibit D attached hereto solely for the purposes of promoting the sale or license of Systems or Products, and SCHLUMBERGER hereby grants to ASSOCIATE a limited license to use the SCHLUMBERGER Trademarks listed in Exhibit D attached hereto solely for the purposes of promoting the sale or license of Systems or Products. Each party must submit documentation containing usage of the other's Trademarks prior to distribution or publication for approval by the owning party. These licenses will terminate automatically upon termination or cancellation of this Agreement.

         5.3 Each party expressly acknowledges that the other party's Trademarks are the exclusive property of the other party or its Affiliates, and that all right, title, and interest in such Trademarks remain in the name of the other party or its Affiliates. Neither party will claim, obtain, or attempt to obtain, nor be directly interested or concerned in claiming, or attempting to obtain in any country during the continuance of this Agreement or any time thereafter any right, title, or interest by registration, use, or otherwise in or to any of the other party's Trademarks, or confusingly similar or colorable imitations thereof, or by patent, utility model, or otherwise in any design improvements or inventions embodied in Products or ASSOCIATE's Systems or by copyright in or to any copyrightable matter to be supplied under this Agreement. Upon termination of this Agreement for whatever reason, the parties will cease immediately use of any and all Trademarks of the other party or copyrightable material supplied hereunder.

         5.4 Each party will identify the other party's Products or Systems in the advertising, offering for sale, lease or license, or sale, lease, license thereof only with the trademarks, trade names, logos, and symbols used by the owning party and will not otherwise make use of the other party's Trademarks or any confusingly similar or colorable imitation thereof, except as may be expressly authorized in writing by the owning party.

         5.5 Neither party will use without prior expressed written consent of the other party any of the other party's Trademarks in its corporate name or in the name of any subsidiary or related corporation presently existing or which it may hereafter organize, or as part of any trade name or business style or in any other manner except as may be expressly authorized in writing by the owning party, and in this event, such use will cease of any such name or business style upon the termination of this Agreement.

6        LICENSED PROGRAMS

         6.1 SCHLUMBERGER hereby grants to ASSOCIATE during the term of this Agreement a non-exclusive, non-transferable license to use Licensed Programs (excluding source code) within the Market for the term of this Agreement and any renewal term, in accordance with the following terms:

                  6.1.1 ASSOCIATE will have the right to demonstrate the use of Licensed Programs to customers interested in purchasing, licensing or leasing Products from ASSOCIATE;

                  6.1.2 ASSOCIATE will also be entitled to use Licensed Programs to the extent required to fulfill its maintenance and service responsibilities for Products under this Agreement;

                  6.1.3 ASSOCIATE will not remove any copyright or proprietary notice included in the Licensed Programs or Confidential Information furnished to ASSOCIATE and will reproduce all such notices on all copies in any form, including revised, modified, or translated versions made by ASSOCIATE, unless otherwise directed by Schlumberger in writing;

                  6.1.4 ASSOCIATE will limit use and access of all Licensed Programs provided by SCHLUMBERGER, and copies thereof, to such of ASSOCIATE's employees as are directly involved in the operation and maintenance of the Products. ASSOCIATE will require its employees to make no disclosure of Licensed Programs or copies which are not directly connected with the operation and maintenance of the Products.

         6.2 SCHLUMBERGER may terminate the license granted by giving ninety (90) days prior written notice to ASSOCIATE, upon the failure of ASSOCIATE to perform or observe any covenant, condition or agreement to be performed or observed by it.

         6.3 In the event of the termination of the license for any reason, or the expiration or termination of this Agreement, and in addition to any other rights or remedies available to SCHLUMBERGER, ASSOCIATE will return to SCHLUMBERGER or destroy at the discretion of SCHLUMBERGER the original and all copies, including partial copies or modifications, of the Licensed Programs, Proprietary Data, and related materials furnished by SCHLUMBERGER and SCHLUMBERGER will return to ASSOCIATE or destroy at the discretion of ASSOCIATE Proprietary Data, and related materials furnished by ASSOCIATE.

         6.4 SCHLUMBERGER grants to ASSOCIATE during the term of this Agreement the right to provide sublicenses to Customers for the purpose of using the Licensed Programs (excluding source code) applicable to those Products purchased from ASSOCIATE by such Customers. ASSOCIATE will provide SCHLUMBERGER with a mutually acceptable sublicense agreement it will use with all Customers who purchase/use Licensed Programs.

         6.5 If software is acquired by or on behalf of a unit or agency of the U.S. Government, this provision applies.

                  6.5.1 This software (i) was developed at private expense, and no part of it was developed with Government funds; (ii) is a trade secret of SCHLUMBERGER for all purposes of the Freedom of Information Act; (iii) is "commercial computer software" subject to limited utilization as provided in the contract between the vendor and the governmental entity; and (iv) in all respects is proprietary data belonging solely to SCHLUMBERGER. When regulations of the Department of Defense (DOD) are applicable, this software is sold only with "Restricted Rights" as that term is defined in the DOD Supplement to the Federal Acquisition Regulations, 52.227-7013. Use, duplication or disclosure is subject to restrictions of the Rights in Technical Data and Computer Software clause at 52.227-7013, Manufacturer: Schlumberger Technologies, Inc., 1509 Glen Avenue, Moorestown, NJ 08057.

                  6.5.2 If this software was acquired under a GSA Schedule, the Government has agreed to refrain from changing or removing any insignia or lettering form the software that is provided or from producing copies of manuals or disks (except one hard disk copy and one backup or archival copy) and (i) title to and ownership of this software and related documentation and any reproductions thereof will remain with SCHLUMBERGER;
                           (ii) use of this software and related documentation will be limited to the facility for which it is acquired; and (iii) if use of the software is discontinued at the installation specified in the purchase order and the Government desires to use it at another location, it may do so by giving prior notice to SCHLUMBERGER, specifying the type of computer and new locations site.

7        WARRANTY

         7.1 SCHLUMBERGER warrants that the Products and Licensed Programs supplied with or incorporated in the Products furnished hereunder will, under normal and proper use, be free from defects in material and workmanship and will conform to SCHLUMBERGER's applicable standard written specifications or, if appropriate, to specifications accepted in writing by SCHLUMBERGER, for a period of one (1) year from the date of shipment to ASSOCIATE for terminals and readers and (180) one hundred eighty days for cards.

         7.2 These obligations apply to Products for which (i) written notice of non-conformance is received before the expiration of the warranty period; (ii) after SCHLUMBERGER's authorization, are returned to SCHLUMBERGER's original U.S. shipping point, freight charges prepaid; and (iii) after examination are disclosed, to SCHLUMBERGER's satisfaction, to be non-conforming. Any such repair or replacement will not extend the period within which such warranty can be asserted.

         7.3 This warranty will not apply to Products or Licensed Programs which have been subjected to operating and/or environmental conditions in excess of the maximum values stated in the applicable specifications or otherwise have been subjected to misuse, tampering, neglect, improper installation, abnormal stress, repair, modification, alteration, or damage. The Licensed Program warranty is only valid for Products in which it has been supplied by SCHLUMBERGER and neither the Licensed Program nor Product has been modified in any way. THIS WARRANTY MAY BE ASSERTED BY ASSOCIATE ONLY, NOT BY ASSOCIATE'S CUSTOMERS OR USERS OF THE ASSOCIATE'S PRODUCTS AND IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY, AND OF ALL OTHER OBLIGATIONS OR LIABILITIES ON SCHLUMBERGER's PART. SCHLUMBERGER NEITHER ASSUMES NOR AUTHORIZES ANY OTHER PERSON TO ASSUME FOR SCHLUMBERGER ANY OTHER LIABILITIES IN CONNECTION WITH THE SALES OF SAID PRODUCTS.

8        LIMITATION OF LIABILITY

         8.1 Except as defined herein, ASSOCIATE's exclusive remedy and SCHLUMBERGER's total liability for any and all losses and damages from any cause whatsoever arising from or related to this contract (whether such cause be based in contract, negligence, strict liability, tort, or otherwise) will in no event exceed the purchase price of the Products and Licensed Programs in respect to which such cause arises.

         8.2 In the event of proven fraudulent use of smart cards, or any information contained thereon, or any errors resulting from ASSOCIATE-furnished input data including initialization and personalization information as a result of careless, negligent, or felonious acts of an employee or agent of SCHLUMBERGER, the maximum liability of SCHLUMBERGER will be $500 per card or account involved, whichever is less, with a maximum limit of $5000 per year of proven loss per ASSOCIATE. SCHLUMBERGER will not be held liable for damages resulting from the use of cards personalized by SCHLUMBERGER according to inaccurate, incomplete or out of date requirements from ASSOCIATE. IN NO EVENT WILL SCHLUMBERGER BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT OR PUNITIVE DAMAGES OR DAMAGES FOR LOSS OF REVENUES, LOSS OF PRODUCT OR LOSS OF DATA RESULTING FROM ANY SUCH CAUSE. SCHLUMBERGER MAY, AT ITS SOLE OPTION, EITHER REPAIR OR REPLACE DEFECTIVE PRODUCTS AND LICENSED PROGRAMS OR REFUND THE PURCHASE PRICE PAID UPON RETURN OF PRODUCTS TO SCHLUMBERGER, AND WILL THEREAFTER HAVE NO FURTHER OBLIGATION TO ASSOCIATE. THESE LIMITATIONS WILL APPLY EVEN IF ANY LIMITED REMEDY FAILS IN ITS ESSENTIAL PURPOSE.

9        FORCE MAJEURE

         9.1 SCHLUMBERGER will not be liable to non-performance or delays caused by acts of God, wars, riots, strikes, fires, shortages of labor or materials, labor disputes, governmental restrictions or any other causes beyond its reasonable control.

         9.2 In the event of any such excused delay or failure of performance, the date of delivery will, at the request of SCHLUMBERGER, be deferred for a period equal to time lost by reason of the delay. SCHLUMBERGER will notify ASSOCIATE in writing of any such event or circumstance within a reasonable period after it learns of same.

10       PATENTS

         10.1 ASSOCIATE will hold SCHLUMBERGER harmless against any expense or loss resulting from infringement of any patent arising from compliance with ASSOCIATE's designs, specification, or instructions.

         10.2 Except as provided in the preceding sentence, SCHLUMBERGER will settle or defend any suit or proceeding brought against ASSOCIATE insofar as based on a claim that any Product (or part thereof) manufactured by SCHLUMBERGER and furnished under this Agreement and not used in combination with other products, whether or not furnished hereunder, constitutes a direct infringement of any United States patent if notified promptly in writing and given authority, information and assistance (at SCHLUMBERGER's expense) for the settlement of defense of same, and SCHLUMBERGER will pay the damages and costs awarded therein against ASSOCIATE or agreed upon in such settlement.

         10.3 SCHLUMBERGER may (at its option and expense) either (i) procure for ASSOCIATE the right to continue using said Product or part, or (ii) furnish a non-infringing replacement, or
                  (iii) modify the Product so it becomes non-infringing or (iv) refund the purchase price and transportation cost thereof upon return authorized by SCHLUMBERGER. THE FOREGOING STATES THE ENTIRE LIABILITY OF SCHLUMBERGER FOR PATENT INFRINGEMENT BY SAID PRODUCTS OR ANY PART THEREOF.

11       RELATIONSHIP OF THE PARTIES

         11.1 Nothing contained in this Agreement will be construed to constitute that an ASSOCIATE is a partner, employee, agent, or joint venture partner of SCHLUMBERGER, nor will either party have any authority to represent or bind the other in any respect.

         11.2 ASSOCIATE acknowledges that it has no authority to accept orders or any moneys from Customers on behalf of SCHLUMBERGER.

12       INDEMNIFICATION

         12.1 ASSOCIATE will make no representations or warranties concerning the quality, performance or other characteristics of Products or Licensed Programs other than those which are consistent in all respects with, and do not expand the scope of, Schlumberger's representations and warranties set forth in this Agreement and the Exhibits attached hereto. ASSOCIATE will include in each contract of sale or lease for Products and each license and sublicense for a Licensed Program appropriate provisions to limit SCHLUMBERGER's warranty liability as provided herein and will indemnify, defend and hold SCHLUMBERGER harmless from and against any costs, expenses (including attorneys' fees), damages or claims incurred by SCHLUMBERGER by reason of ASSOCIATE's representations.

         12.2 ASSOCIATE agrees to indemnify SCHLUMBERGER for and against any and all claims, demands and actions arising out of ASSOCIATE's activities or performance under this Agreement or any breach of ASSOCIATE's obligations. This indemnity will be conditioned upon ASSOCIATE receiving:

                  12.2.1 Prompt written notice of any claims, demands or actions made against SCHLUMBERGER by another for which indemnity is sought hereunder by SCHLUMBERGER;

                  12.2.2   Cooperation in the defense by SCHLUMBERGER;

                  12.2.3 Control of the defense and/or settlement of such claim, demand or action as to which indemnity is sought.

         12.3 SCHLUMBERGER agrees to indemnify ASSOCIATE for and against any and all claims, demands and actions made against ASSOCIATE arising out of nonconformity of Products or Licensed Programs with the applicable SCHLUMBERGER specification or any breach of SCHLUMBERGER's obligations under this Agreement. This indemnity will be limited to damages awarded to a third party claimant directly attributable to such non-conformity or breach, will not include indirect or special damages or damages for loss of revenues, loss of product or loss of data and will be conditioned upon SCHLUMBERGER receiving:

                  12.3.1 Prompt written notice of any claims, demands or actions made against ASSOCIATE by another for which indemnity is sought hereunder by ASSOCIATE;

                  12.3.2   Cooperation in the defense by ASSOCIATE;

                  12.3.3 Control of the defense and/or settlement of such claim, demand or action as to which indemnity is sought.

         12.4 Notwithstanding Subsections 12.2 and 12.3 above, neither party will be liable for and each party will hold the other party harmless from any liability for incidental, indirect, special or consequential damages sustained by the other party, including those arising from or measured by lost revenues or profits under its contracts with third parties, even if the other party has been advised of such damages.

13       TERMINATION

         13.1 The term of this Agreement will commence on the date first written above and, unless earlier terminated as hereinafter provided, will continue until terminated by either party upon ninety (90) days prior written notice to the other party of its intent to do so.

         13.2 The parties will have the right to terminate this Agreement immediately by giving written notice to the other party of such termination, if:

                  13.2.1 Either party becomes insolvent or makes an assignment for the benefit of creditors, or if proceedings in bankruptcy, for an arrangement, or for the appointment of a receiver are filed by or against either party;

                  13.2.2 Any assignment or attempted assignment of this Agreement or any right or obligation hereunder is made without the prior written approval of the other party;

                  13.2.3 Either party will breach any of the covenants or agreements herein contained, fail to faithfully perform any of the services required hereunder, or is determined by the other party to be guilty of dishonesty or fraudulent misconduct;

                  13.2.4 Either party undergoes a change in ownership or control as a result of the death or disassociation of a principal owner (whether this Agreement be with a corporation, partnership, or an individual proprietorship); or if such principal owner becomes incompetent; or

                  13.2.5 Either party for any reason suspends or ceases its activities.

         13.3 Unless otherwise agreed between the parties, ASSOCIATE agrees that termination of this Agreement, however caused, may result in the cancellation of unfulfilled orders placed for Products by ASSOCIATE with SCHLUMBERGER as of the effective date of the termination, and that SCHLUMBERGER will be released from any and all further liability to ASSOCIATE.

         13.4 The acceptance of any order from, or the sale of any Products to, ASSOCIATE after the termination or expiration of this Agreement will not be construed as a renewal or extension hereof, nor as a waiver of termination.

         13.5 Neither SCHLUMBERGER nor ASSOCIATE will by reason of the termination of this Agreement, be liable to the other for compensation, reimbursement or damages due to the loss of prospective profits or anticipated sales, or expenditures, investment, leases or commitments in connection with the business or good will of SCHLUMBERGER or ASSOCIATE, or otherwise.

14       NOTICES

         14.1 Any notice herein will be deemed to have been given 48 hours after it has been deposited in the United States mails, registered or certified mail, proper postage prepaid, addressed to the party for whom it is intended at the address shown below and/or it has been dispatched using the alternative method for notification agreed upon and described on Exhibit E attached hereto.

         14.2     If to SCHLUMBERGER, send notices to:

                  Smart Cards and Systems Division
                  Schlumberger Technologies, Inc.
                  1601 Schlumberger Drive
                  Moorestown, NJ 08057
                  Attention: Associate Program

         14.3     If to ASSOCIATE, send notices to:

                  The Pathways Group, Inc.
                  14201 NE 200th Street
                  P.O. Box 448
                  Woodinville, WA 98072-0448
                  Attention: Carey F. Daly II

15       NON-ASSIGNMENT

         15.1 Neither party hereto may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

         15.2 The provisions of this Agreement will be binding upon the successors and assigns of the parties hereto.

16       DISPUTE RESOLUTION

         16.1 Any disputes or claims arising under this Agreement will be resolved through alternative dispute resolution means.

         16.2 Initially, the parties will engage in non-binding mediation. Mediation will be held in Moorestown, New Jersey, USA or such other site as is mutually agreed to by the parties. The mediator will be jointly appointed by the parties and will have expertise in commercial dispute resolution.

         16.3 In the event the dispute or claim is not satisfactorily resolved through mediation within 90 days of notice of such claim or dispute by a party, the parties will submit such dispute, or claim to binding arbitration. Arbitration will be held in Moorestown, New Jersey, USA or such other site as is mutually agreed to by the parties. If ASSOCIATE is a foreign (non-US) corporation and delivery of the goods under this agreement is to a foreign (non-US) destination, then the commercial arbitration rules of the International Chamber of Commerce will apply. In all other instances the commercial arbitration rules of the American Arbitration Association will apply. Any judgment, decision or award by the arbitrators will be final and binding on the parties and may be enforced in any court having jurisdiction over a party against whom any such judgment, decision or award is to be enforced. The parties specifically and knowingly waive any rights under State or federal constitutions or statutes which grant a party the right to trial by jury for any claims that might arise under this agreement or which purports to give a party the right to appeal an arbitrator's judgment, decision or award.

         16.4 The parties will bear their own costs and expenses (including attorney's fees) for any mediation or arbitration, unless otherwise directed by the mediator or arbitrator.

17       ENTIRE AGREEMENT; SEVERABILITY

         17.1 The failure of either party to enforce at any time or for any period of time the provisions of this Agreement will not be construed as a waiver of such provisions or of the right of such party thereafter to enforce each and every provision contained herein.

         17.2 If any term, clause, or provision contained in this Agreement is declared or held invalid by a court of competent jurisdiction, such declaration or holding will not affect the validity of any other term, clause or provision herein contained.

         17.3 This Agreement including all Exhibits attached hereto sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements, and communications, whether oral or written, pertaining to the SCHLUMBERGER Associate Program.

         17.4 ASSOCIATE has not relied on any representations, oral or written, except as are made in or expressly referenced herein and except as provided herein this Agreement will not be modified or amended except by the mutual written agreement of the original signers of SCHLUMBERGER and ASSOCIATE below or by their duly authorized representatives.

18       INTERPRETATION AND CONSTRUCTION

         This Agreement and all questions of its interpretation, performance, enforcement, and the rights and remedies of the parties hereunder will be determined in accordance with the laws of the State of New Jersey.

                  WITNESS the due execution of this Agreement by the parties hereto as of the date first written above.

    Schlumberger Technologies, Inc.                    The Pathways Group, Inc.
   Smart Cards and Systems Divisions

Signature:  /s/ J. Schuler                 Signature:  /s/ Carey F. Daly II

      Name:  Joseph F. Schuler                  Name:  Carey F. Daly II

      Title:  Director, Sales & Marketing       Title:  President and CEO

      Date:  June 16, 1977                      Date:

EXHIBIT A - PRODUCTS

Smart Cards (Category A)

       EE2k                                     EE4k

       T2G                                      FE417

       VisaCash Disposable

Smart Cards (Category B)

       PayFlex 0.3k (Micro PayFlex)             PayFlex 1k
       PayFlex 4k                               MultiFlex 3k
       MultiFlex 8k                             CryptoFlex 4k
       VisaCash Reloadable

Readers (Category C)

       SCT                                      SCR60/65
       Reflex 20                                Reflex 60 (no PIN pad)

Licensed Programs, Packaged Products (Category C)

       LogICC (may not be sublicensed)          WinPractis

       SafePak L210                             EZ Formatter

Point of Sales Terminals (Category D)

       (not applicable at this time)

Unattended Point of Sales Terminals (Category E)

       (not applicable at this time)

EXHIBIT B - CUSTOMERS AND MARKET

Customers

       (not applicable at this time)

Market

     Medical/Hospital Services
     Travel Services, including Tickets, Rentals and Accommodations Sports and Events Ticketing
     Amusement Park Ticketing Services and Accommodations

EXHIBIT C - DISCOUNT POLICY

ASSOCIATE may purchase Category A, B and C Products listed on Exhibit A from SCHLUMBERGER for resale to Customers at a discount off the then current price. The discount will be based on ASSOCIATE's cumulative dollar value (the "Cumulative Value").of Category A, B and C Products purchased from SCHLUMBERGER over the preceding six (6) months plus the current month. Upon signing the Agreement, ASSOCIATE's Cumulative Value will be established at $150,000 unless a higher value is warranted by ASSOCIATE's cumulative dollar purchases as described above.

EXHIBIT D -TRADEMARKS

ASSOCIATE Trademarks: (not applicable at this time)

SCHLUMBERGER, Trademarks:


"Schlumberger"                   "Delta 21"                         "Sigma"
"MagIC"                          "Payflex"                          "Multiflex"
"SIMflex"                        "Cryptoflex"                       "Reflex xx"
"Cyberflex"                      "Solo"                             "Smart Village"

EXHIBIT E - ALTERNATIVE METHOD FOR NOTIFICATION

(not applicable at this time)


EXHIBIT F - ASSOCIATE CLASSIFICATIONS

A Strategic Associate is expected to purchase or cause the purchase of at least $900,000 worth of Products from SCHLUMBERGER annually and/or it holds a strategic position in the Market or within the smart card industry at large.

A Preferred Associate is expected to purchase or cause the purchase of at least $600,000 worth of Products from SCHLUMBERGER annually and/or it holds a key position in the Market.

A Business Associate is expected to purchase or cause the purchase of at least $300,000 worth of Products from SCHLUMBERGER annually and/or it has developed a business case and is in the process of developing Systems for the Market.

EXHIBIT G - COMMISSION RATES

ASSOCIATE commission rates for the sale of Products directly to Customers are defined according to the Product categories in Exhibit A as follows:

          Commission Rate               Product Category
          1%                            A

          2.5%                          B

          5%                            C

ADDENDUM

(not applicable at this time)

                                 ADDENDUM No. 1
                  TO SCHLUMBERGER ASSOCIATE PROGRAM AGREEMENT,
                                    REV 6/97B

This Addendum No. 1 is added to that certain Schlumberger Associate Program Agreement dated effective June 16, 1997 (hereinafter referred to as SAPA Rev 6/97B) between Schlumberger Technologies, Inc., Smart Card and Systems division (hereinafter referred to as SCHLUMBERGER) and The Pathways Group, Inc. (hereinafter referred to as ASSOCIATE).

This Addendum No. I supplements and modifies SAPA Rev 6/97B as follows:

19 Paragraphs 3.1 and 3.2, and all subparagraphs of both, pertaining to purchase orders, are supplemented and modified as follows:

         19.1 ASSOCIATE shall submit all purchase orders in writing. Any purchase orders may be submitted by fax or email provided they are confirmed by mail, or other proof of receipt of the purchase order by SCHLUMBERGER Each purchase order shall identify the Product by SCHLUMBERGER's Product designation and state any specifications needed to describe the requirements of ASSOCIATE or its customer or client. The purchase order shall state any other terms or conditions required by ASSOCIATE or its customer or client including volume, delivery schedule, pricing, payment terms, and other requirements.

         19.2 SCHLUMBERGER shall notify ASSOCIATE in writing of any rejection of an ASSOCIATE's purchase order or rejection of any of the specific terms and conditions of an ASSOCIATE's purchase order within ten (10) business days after receipt by SCHLUMBERGER of an ASSOCIATE's purchase order. Each written rejection shall be submitted to ASSOCIATE at its Woodinville office by SCHLUMBERGER, and may be sent by fax or email provided it is confirmed by mail or other proof of receipt of the rejection notice by ASSOCIATE.

         19.3 If SCHLUMBERGER rejects any of the provisions, terms or conditions of any purchase order of ASSOCIATE, the entire purchase order shall be deemed rejected, unless the parties mutually agree to modification of the specific provisions, terms and conditions rejected by SCHLUMBERGER within ten (10) business days after receipt by ASSOCIATE of the notice of rejection.

         19.4 ASSOCIATE's purchase orders which conform to the provisions of Paragraph 1.1 above shall be deemed to have been accepted by

                  SCHLUMBERGER unless rejected within ten (10) business days of receipt of the purchase order pursuant to Paragraph 1.2 above.

         19.5 Except as modified above, Paragraphs 3.1 and 3.2 of SAPA Rev 6/97B, and all subparagraphs of both, shall remain unchanged, unless otherwise provided in Paragraph 5.1 below.

20 The parties agree to modify SAPA Rev 6/97B, Section 7, entitled "Warranty," paragraph 7.3 as follows:

         20.1 The current text of Paragraph 7.3 shall be deleted and replaced by the following text:

                  7.3. The warranties and limitations stated in Paragraph 7.1 as modified by this Addendum No. 1, Paragraph 2.1 above, may be passed through to ASSOCIATE's customers and end users of Products, provided that ASSOCIATE does not change any provision or limitation or condition of the warranty of SCHLUMBERGER. ASSOCIATE shall represent and disclose to any of ASSOCIATE's customers or end users of SCHLUMBERGER's Products to whom the warranty is passed that the following limitations apply: This warranty will not apply to Products or Licensed Programs which have been subjected to operating and/or environmental conditions in excess of the maximum values stated in the applicable specifications or otherwise have been subjected to misuse, tampering, neglect, improper installation, abnormal stress, repair, modification, alteration, or damage. The Licensed Program warranty is only valid for Products in which it has been supplied by SCHLUMBERGER and neither the Licensed Program nor Product has been modified in any way. THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY, AND OF ALL OTHER OBLIGATIONS OR LIABILITIES ON SCHLUMBERGER's PART. SCHLUMBERGER NEITHER ASSUMES NOR AUTHORIZES ANY OTHER PERSON TO ASSUME FOR SCHLUMBERGER ANY OTHER LIABILITIES IN CONNECTION WITH THE SALES OF SAID PRODUCTS.

         20.2 Except as modified above, Section 7 of SAPA Rev 6/97B shall remain unchanged, unless otherwise provided in Paragraph 5.1 below.

21 The parties agree to modify Section 13, Paragraph 13.3 of SAPA Rev 6/97B., entitled "Termination," as follows:


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



         21.1 The current text of Paragraph 13.3 shall be deleted and replaced by the following.

                  13.3 Unless otherwise agreed between the parties, SCHLUMBERGER agrees that on termination of this Agreement, however caused, except if the cause of termination is failure of ASSOCIATE to pay obligations owed to SCHLUMBERGER, the unfulfilled purchase orders of ASSOCIATE previously placed with and accepted by SCHLUMBERGER shall be filled by SCHLUMBERGER within the provisions, terms and conditions previously accepted between the parties, and ASSOCIATE agrees to pay SCHLUMBERGER for deliveries pursuant to such purchase orders upon the terms applicable to such purchase orders. Further more, after termination, ASSOCIATE shall be entitled to submit purchase orders to SCHLUMBERGER solely for the purpose of providing replacement parts, equipment or cards (i.e., Product) to any of ASSOCIATE's customers who were using SCHLUMBERGER Products prior to termination of this Agreement, during such period as ASSOCIATE's customer continues to use the SCHLUMBERGER Products as part of the system serviced by ASSOCIATE upon prices, terms and conditions available to value-adding resellers of SCHLUMBERGER. Products who are not participants in the ASSOCIATES Program.

         21.2 Except as modified above, Section 13 of SAPA Rev 6/97B shall remain unchanged, unless otherwise provided in Paragraph 5.1 below.

22 The parties agree to modify SAPA Rev 6/97B, Section 17, entitled "Entire Agreement; Severability," as follows:

         22.1 SAPA Rev 6/97B may be modified or amended in writing signed by duly authorized representatives of SCHLUMBERGER and ASSOCIATE. Such representative need not necessarily be the original signers of the agreement but must have either express written authority to bind the party represented, or apparent authority equal to the original signers.

         22.2 Except as modified above, Section 17 of SAPA Rev 6/97B shall remain unchanged, unless otherwise provided in Paragraph 5.1 below.

23       Provisions Regarding Effect of This Addendum

         23.1 If the provisions of this Addendum are deemed inconsistent with or in conflict with any other provisions of SAPA Rev 6/97B, then this Addendum shall be deemed to take precedence over, supercede, and control any inconsistencies or conflicts.

         23.2 Except as provided in this Addendum, all other terms and provisions of SAPA Rev 6/97B shall remain the same.

DATED effective July 17, 1997.


Schlumberger Technologies, Inc.                   The Pathways Group, Inc.
Smart Cards and Systems Division

By:    /s/ J. Schuler                       By:   /s/ Carey F. Daly II
       -----------------------------              ------------------------
       Joseph F. Schuler                          Carey F. Daly II
       Director, Sales and Marketing              President


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